Exhibit 99.1

Jupiter Neurosciences, Inc. Announces Reverse Stock Split

Jupiter’s common stock is expected to begin trading on a post-split adjusted basis on August 7, 2026

JUPITER, FL, August 5, 2026 /PRNewswire/ — Jupiter Neurosciences, Inc. (NASDAQ: JUNS) (“Jupiter” or the “Company”), a clinical-stage biopharmaceutical company focused on developing innovative therapies for neurological and neurodegenerative disorders, today announced that the board of directors of the Company approved a 1-for-75 reverse stock split (the “Reverse Split”) of the Company’s common stock. The Reverse Split was approved by the stockholders at the Company’s annual meeting of the stockholders held on July 22, 2026. The Reverse Split will legally take effect at 4:01 p.m. Eastern Time, on August 6, 2026. The Company’s common stock will open for trading under a new CUSIP number 48208B 302 on The Nasdaq Capital Market on August 7, 2026, on a split-adjusted basis under the current ticker symbol “JUNS.” The Reverse Split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The 1-for-75 Reverse Split will automatically convert every seventy-five (75) current shares of the Company’s common stock into one (1) share of common stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise hold a fractional share of the Company’s common stock following the Reverse Split will receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of the Company’s common stock on The Nasdaq Capital Market, as adjusted for the Reverse Split, on the trading day immediately prior to the effective date of the Reverse Split, August 6, 2026.

The Reverse Split will reduce the number of shares of outstanding common stock from approximately 57,756,143 shares, the number of shares outstanding as of August 4, 2026, to approximately 770,081 shares. The total authorized number of shares will not be reduced. Proportional adjustments will also be made to the exercise and conversion prices of the Company’s outstanding stock options and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Equiniti Trust Company, LLC, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares, and any payments in cash in lieu of fractional shares, if applicable.

About Jupiter Neurosciences, Inc.

Jupiter Neurosciences, Inc. (NASDAQ: JUNS) is a clinical-stage biopharmaceutical company advancing a therapeutic pipeline targeting central nervous system disorders and neuroinflammation. The Company’s present lead program, JOTROL™ — a proprietary, enhanced-bioavailability resveratrol formulation — is currently in a Phase IIa clinical trial for Parkinson’s disease. JUNS also commercializes Nugevia™, a consumer longevity supplement. The acquisition of exclusive U.S. rights to ALA-002 further strengthens the Company’s CNS pipeline by adding a next-generation, patented psychedelic NCE at a pivotal moment in U.S. regulatory policy. For more information, visit www.jupiterneurosciences.com.

Forward Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, the timing and effectiveness of the Reverse Split, the Company’s ability to regain compliance with the Nasdaq minimum bid price and other listing requirement and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including statements regarding the Company’s current objectives. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

INVESTOR & MEDIA CONTACT

Company: Jupiter Neurosciences, Inc.

Address: 11621 Kew Gardens Ave, Suite 210, Jupiter, FL 33410

Phone: +1 (561) 406-6154

Investor Relations: ir@jupiterneurosciences.com